Exhibit 99.1

Aerie Pharmaceuticals Reports Positive RhopressaTM Phase 3 Efficacy Results

RhopressaTM Achieves Primary Clinical Endpoint in Rocket 2 Study

Conference Call and Webcast Today, September 16, at 5:00 p.m. ET

IRVINE, Calif., September 16, 2015 —(BUSINESS WIRE)— Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class glaucoma therapies, today reported the successful results of its second Phase 3 trial for RhopressaTM, a novel once-daily, triple-action eye drop being tested for its ability to lower intraocular pressure (IOP) in patients with glaucoma or ocular hypertension. The trial achieved its primary efficacy endpoint demonstrating non-inferiority of RhopressaTM compared to timolol, the most widely used comparator. Management will host a conference call and provide accompanying slides to discuss these results at 5:00 p.m. ET today.

RhopressaTM Phase 3 Highlights for Rocket 2

•	RhopressaTM, dosed both once-daily and twice-daily, achieved its primary efficacy endpoint demonstrating non-inferiority compared to twice-daily timolol. The primary efficacy endpoint evaluated subjects with pre-study baseline IOPs of above 20 to below 25 mmHg (millimeters of mercury).

•	The Rocket 2 efficacy results for RhopressaTM demonstrated a consistent level of IOP lowering across all baseline IOPs and throughout the 90-day efficacy period.

•	The most common RhopressaTM adverse event was hyperemia, or eye redness, which was reported as increased in 35 percent of patients and was scored as mild for 83 percent of patients in the RhopressaTM once-daily arm of the trial. The adverse event profile for the RhopressaTM once-daily arm was consistent with the results of Rocket 1.

•	With these successful Rocket 2 results, and the successful performance of RhopressaTM in Rocket 1 at baseline IOPs below 25 mmHg, Aerie expects to file its NDA for RhopressaTM in mid-2016.

As expected, RhopressaTM dosed twice-daily generated a higher incidence of adverse events and was slightly more efficacious than RhopressaTM dosed once-daily.

“We are very impressed by these RhopressaTM Phase 3 results from the Rocket 2 study. This product has demonstrated great promise with its novel mechanisms of action, including its ability to target the diseased tissue responsible for elevated IOP in glaucoma. The clear success demonstrated in this clinical trial, combined with the preclinical research to date on the disease-modification potential of RhopressaTM, represent key building blocks in driving Aerie toward becoming a major ophthalmic pharmaceutical company,” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer at Aerie.

Dr. Anido continued, “We look forward to our Rocket 2 safety results expected at the end of 2015 or early 2016. Based on our previous discussions with the FDA, we expect to file our RhopressaTM NDA in mid-2016.”

Richard A. Lewis, M.D., Aerie’s newly appointed Chief Medical Officer who is a glaucoma specialist in Sacramento, California, past President of the American Society of Cataract and Refractive Surgeons (ASCRS) and past President of the American Glaucoma Society (AGS), added, “Clinicians have been waiting for an IOP-lowering product that targets the diseased tissue. None of the treatments currently in the market have this unique function. The RhopressaTM efficacy data we see in these Rocket 2 results point to a potential breakthrough for our glaucoma patients.”

Triple-Action Rhopressa™

RhopressaTM is a novel triple-action eye drop that we believe, if approved, would become the only once-daily product available that specifically targets the trabecular meshwork, the eye’s primary fluid drain and the diseased tissue responsible for elevated IOP in glaucoma. Preclinical results have demonstrated that RhopressaTM also lowers episcleral venous pressure, which contributes approximately half of IOP in healthy subjects. Further, RhopressaTM provides an additional mechanism that reduces fluid production in the eye and therefore lowers IOP. Biochemically, RhopressaTM is known to inhibit both Rho Kinase (ROCK) and norepinephrine transporter (NET). Recent preclinical studies have shown that RhopressaTM may have disease-modifying properties, including an anti-fibrotic effect on the trabecular meshwork and the potential to increase perfusion of the trabecular meshwork. Preclinical research is also currently underway to evaluate the potential neuroprotective benefits of RhopressaTM.

There are four Phase 3 registration trials for RhopressaTM. “Rocket 2,” the efficacy results of which are reported in this press release, is a 12-month safety trial with a 90-day interim efficacy readout. Safety data for the 12-month period of the Rocket 2 trial is expected late 2015 or early 2016. “Rocket 1,” the results of which were initially reported in April 2015, was a 90-day efficacy trial that did not achieve its primary endpoint, but did achieve its pre-specified secondary endpoint. “Rocket 3” is a 12-month safety-only study in Canada which is currently in progress. A fourth Phase 3 trial, named “Rocket 4,” is expected to commence in late September 2015. Based on the successful results of Rocket 2, Aerie expects to submit a New Drug Application filing for RhopressaTM in mid-2016.

Conference Call / Web Cast Information

Aerie management will host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss the RhopressaTM Phase 3 efficacy results from Rocket 2.

The live webcast and a replay may be accessed by visiting Aerie’s website at http://investors.aeriepharma.com. In addition, key data slides from the RhopressaTM Rocket 2 study will be discussed on the conference call and are posted to the website. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call 1-888-734-0328 (U.S.) or 1-678-894-3054 (international) to listen to the live conference call. The conference ID number for the live call is 42505859. Please dial in approximately 10 minutes prior to the call. Telephone replay will be available approximately two hours after the call. To access the replay, please call 1-855-859-2056 (U.S.) or 1-404-537-3406 (international). The conference ID number for the replay is 42505859. The telephone replay will be available until September 22, 2015.

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye. Aerie reported today the successful results of the Phase 3 registration trial in the United States named Rocket 2, where the primary efficacy endpoint was to demonstrate non-inferiority of IOP lowering for RhopressaTM compared to timolol. Aerie recently completed its first Phase 3 registration trial, named Rocket 1, the three-month efficacy results of which were initially reported in

April 2015, and expects to commence a fourth Phase 3 registration trial, named Rocket 4, in late September 2015. Aerie also completed in 2014 a Phase 2b clinical trial in which RoclatanTM met the primary efficacy endpoint, demonstrating the statistical superiority of RoclatanTM to each of its components, and plans to commence the first Phase 3 registration trial for RoclatanTM, named Mercury 1, in late September 2015. Aerie also recently announced research collaborations with GrayBug, Inc. and Ramot at Tel Aviv University as it further builds it pipeline for future growth.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; our expectations regarding the commercialization of our product candidates; our expectations related to the use of proceeds from our initial public offering and the issuance and sale of our senior secured convertible notes; our estimates regarding anticipated capital requirements and our needs for additional financing; the potential advantages of our product candidates; our plans to pursue development of our product candidates for additional indications and other therapeutic opportunities; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma; and our ability to protect our proprietary technology and enforce our intellectual property rights. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on regulatory approvals and economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). In particular, the preclinical research discussed in this press release is preliminary and the outcome of such preclinical studies may not be predictive of the outcome of later clinical trials. Any future clinical trial results may not demonstrate safety and efficacy sufficient to obtain regulatory approval related to the preclinical research findings discussed in this press release. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-947-3540

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Investors

Ami Bavishi, 212-213-0006

abavishi@burnsmc.com

or

Media

Justin Jackson, 212-213-0006

jjackson@burnsmc.com

Source: Aerie Pharmaceuticals, Inc.